ELEVENTH AMENDMENT TO CREDIT AGREEMENT
AND LOAN DOCUMENTS

             THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS dated as of May 18, 2001 (this “Amendment”), is among Alternative Resources Corporation, a Delaware corporation (“Borrower”), the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent (“Agent”) and as a Lender.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

             WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997, as amended by that certain Tenth Amendment to Credit Agreement dated as of May 4, 2001 by and among Borrower, Agent and Lenders, and certain mesne amendments thereof (as so amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

             WHEREAS, a Default has occurred and is continuing under the Credit Agreement as a result of Borrower’s failure to comply with its Minimum EBITDA covenant set forth in Section 6.24 of the Credit Agreement for the measurement period ended April 30, 2001 (the “Existing Default”); and

             WHEREAS, the Borrower, Agent and the Lenders wish to make certain amendments to the Credit Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Recitals set forth above (which are incorporated herein by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.          Certain Amendments to Credit Agreement.  The parties hereto desire to amend the Credit Agreement in order to, among other things, (i) extend the Facility Termination Date such that the Loans shall mature on June 30, 2001, (ii) convert a portion of the outstanding Loan balance into a term loan, (iii) reset certain financial performance covenants, (iv) waive the Existing Default, and (v) reduce the Aggregate Commitment, with concurrent adjustment to each Lender’s pro rata share of the Loans.  Accordingly, the parties agree, subject to the terms and conditions set forth herein, to amend the Credit Agreement as set forth below.

(a)         Article I of the Credit Agreement is hereby amended by deleting the defined terms indicated below in their entirety and substituting the definitions set forth below in lieu thereof, such that such defined terms as so amended shall now read as follows:

“Aggregate Commitment” means $45,000,000, as reduced from time to time pursuant to the terms hereof.

“Facility Termination Date” means June 30, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Permitted Overadvance” means, $2,200,000 for the period commencing as of the Eleventh Amendment Effective Date through June 29, 2001, $1,700,000 on June 30, 2001.

“Loan” means all Advances, Revolving Loans, the Term Loan and any other amount disbursed pursuant to and in accordance with the terms of the Credit Agreement

“Notes” means, collectively, the Term Notes and the promissory notes heretofore issued by Borrower in connection with the Credit Agreement, and “Note” refers to any one of the foregoing individually.

(b)        Article I of the Credit Agreement is hereby further amended by amending the definition of Eligible Accounts Receivable by deleting the word “and” at the end of clause 15, deleting the period at the end of clause 16 and substituting a semicolon and the word “and” therefor, and adding the following clause 17 to the end thereof:

“(17) such Account Receivable is not reported as deferred revenue by Borrower on its financial statements.”

(c)         Article I of the Credit Agreement is hereby further amended by adding the following new defined terms thereto in their appropriate alphabetic order:

“Eleventh Amendment Effective Date” means the date on which all conditions precedent to the effectiveness of that certain Eleventh Amendment to Credit Agreement and Loan Documents dated as of May 18, 2001 are either fully satisfied or waived in accordance with the terms thereof.

“Tax Refunds” means the Federal and state income tax refunds of Borrower in the aggregate amount of approximately $4,300,000 relating to Borrower’s revised 1998 and 2000 income tax returns, as more particularly described in that certain letter from Borrower’s accountants, KPMG, dated as of  March 26, 2001 and addressed to Fleet Capital.

“Term Loan” means that certain term loan in the original principal amount of $3,500,000, evidenced by the Term Notes and the proceeds of which represent Revolving Loans converted pursuant to that certain Eleventh Amendment to Credit Agreement and Loan Documents dated as of May 18, 2001 by and among Borrower, Agent and Lenders.

(d)        Section 6.24.4 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

             “6.24.4 Cumulative Consolidated EBITDA.  The Borrower will have Consolidated EBITDA for the periods commencing May 1, 2001 and ending each of the dates specified below in an amount not less than that specified below for such period:
For the period commencing 5/1/01 and ending:	Consolidated EBITDA shall not be less than:

May 31, 2001	$550,000
June 30, 2001	$1,100,000	"

(e)         Section 6.16 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

             “6.16 Cumulative Capital Expenditures.  The Borrower will not, nor will it permit any Subsidiary to, expend or commit to expend, on a cumulative basis for Capital Expenditures in an aggregate amount for Borrower and its Subsidiaries in excess of:
For the period commencing 5/1/01 and ending:	Capital Expenditures shall not exceed

May 31, 2001	$200,000
June 30, 2001	$375,000	"

2.          Conversion of Loans into Term Loan.  Borrower acknowledges that as of 5:00 p.m. (Chicago time) on May 17, 2001 the outstanding principal balance of the Loans was $39,527,534.84.  Borrower desires to convert a portion of the Loans into a term loan governed by the terms and provisions of the Credit Agreement, secured by the Collateral Documents and guaranteed by the Guaranties.  Therefore the parties hereto agree as follows:

             An amount equal to $3,500,000 of the Loans is hereby converted into a term loan, governed by the terms and provisions of the Credit Agreement and evidenced by certain Term Notes of even date herewith (collectively, the “Term Notes” and each individually a “Term Note”) made by Borrower payable to each Lender (in accordance with their respective pro rata interests) in the aggregate original principal amount of $3,500,000.  The Term Loan shall constitute a Loan for all purposes under the Credit Agreement.  The proceeds of the Term Loan represent Advances or Revolving Loans heretofore disbursed under the Credit Agreement and do not constitute a novation of such Revolving Loans.  Borrower agrees and acknowledges that as of the date hereof, after giving effect to this Amendment, the Term Loan is fully funded and the outstanding principal balance thereof equals $3,500,000.

             The Term Loan shall bear interest in accordance with the terms of the Credit Agreement.   The outstanding principal balance of the Term Loan shall be payable in full, together with accrued and unpaid interest thereon on the Facility Termination Date.  At any time, Borrower may prepay the Term Loan, in whole or in part, without premium or penalty.  Prepayments of Term Loan shall be applied first to the payment of unpaid interest accrued thereon and then to the reduction of the outstanding principal balance thereof.  Any amounts of the Term Loan that are repaid may not be reborrowed.

3.          Tax Refunds.  Borrower has informed Agent and Lenders that it expects to receive the Tax Refunds and hereby agrees and reaffirms that Agent has a lien on and security interest in the Tax Refunds pursuant to the terms and provisions of the Collateral Documents.  Notwithstanding the foregoing and without limiting, prejudicing, qualifying or otherwise modifying the terms of the Collateral Documents, Borrower hereby assigns all of its rights, title and interest to the Tax Refunds to Agent on behalf of the Lenders and grants to Agent a lien upon and security interest in the Tax Refunds.  In furtherance of the foregoing, Borrower hereby agrees as follows:

(a)         Borrower shall file its 1998 and 2000 Federal and state income tax returns and/or amendments as soon as practicable but in no event later than June 30, 2001 and shall take all reasonable steps and actions to expedite the processing and obtaining of the Tax Refunds.  Borrower shall provide Agent with certified copies of such returns and any associated filings, amendments, documents or correspondence relating thereto.

(b)        Borrower shall direct the Internal Revenue Service, on IRS Form 8888 or any successor form thereto, to deposit that portion of the Tax Refunds representing Federal income tax refunds, directly to an account designated and controlled by Agent.  Borrower shall not, thereafter amend, modify or rescind such direction to the Internal Revenue Service.  Borrower hereby directs and authorizes Agent to apply the Tax Refunds, as and when received by Agent, to the immediate reduction of the then outstanding principal balance of the Term Loan and upon payment of the Term Loan in full (together with all unpaid and accrued interest thereon), to the repayment of the other Obligations as provided in the Credit Agreement and in permanent reduction of the Aggregate Commitment.

(c)         Borrower agrees to execute such other documents, instruments or agreements and to take such other actions as Agent may reasonably request in order to facilitate and expedite the obtaining and application of the Tax Refunds as contemplated hereunder.

             Borrower’s failure to strictly comply with the provisions of this Section 3 shall constitute an immediate Default under the Credit Agreement.

4.          Additional Representations, Warranties and Covenants.

             (a) In order to induce Agent and the Lenders to execute and deliver this Amendment, Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement and, except for the Existing Default, no Unmatured Default or Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

             (b) Borrower and each Guarantor by its execution of the Reaffirmation and Consent attached hereto represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each such Person and that this Amendment has been duly executed and delivered by each such Person.

             (c) Borrower agrees to retain or continue to engage Alex Brown (or another financial advisor or investment banker of national repute) to advise Borrower with respect to its operations, its strategic plans and management, enhancing its capital structure, refinancing the Obligations and/or selling all or any portion of Borrower’s business and/or assets.  Borrower shall cause such financial advisor to issue periodic progress reports to Agent and the Lenders (unless already provided by Borrower) as and when requested by Agent and Lenders and will authorize Agent to contact said financial advisors and discuss any matter within the scope of its engagement.  Additionally, Borrower will continue to diligently pursue a refinancing of its Obligations hereunder and will keep the Agent apprised of any meaningful progress in connection therewith. Borrower agrees to participate in conference calls (absent a Default, not more frequently than bimonthly) with the Agent and the Lenders (with the participation of the financial advisors, if requested by Agent) in which the Borrower and its financial advisors if requested, gives status reports on the Borrower’s operating performance and strategic plans as aforesaid.  This clause 4(c) replaces, amends and supersedes Section 6.32 of the Credit Agreement.

             (d) Borrower shall authorize and permit Agent to conduct field audits of Borrower’s accounts receivable as and when requested by Agent or the Required Lenders and shall cooperate with Agent as reasonably requested, in the performance of such audits.

             (e) Borrower shall provide Agent with a monthly report in reasonable detail, indicating the openings or closings of any branch offices of Borrower that occurred the preceding month.

             (f) Within ten Business Day of the date hereof, Borrower shall execute and deliver such Term Notes and Revolving Notes to Borrower and Lenders as they may request in order to replace the existing Notes issued pursuant to the Credit Agreement.  Agent and Lenders shall deliver to Borrower the original Notes upon receipt of the foregoing replacement notes.

5.          Release.

             In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower hereby releases and forever discharges Agent, each Lender, each of their parent corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent’s or any Lender’s future willful breach of this Agreement.

6.          Reaffirmation of Liens and Security Interests.

             The other Loan Documents, including specifically but without limitation each of the Collateral Documents, are each hereby amended to secure the Obligations as evidenced by the Credit Agreement and the other Loan Documents, each as amended hereby.

7.          Waiver of Existing Default.  Effective as of the Eleventh Amendment Effective Date, in reliance upon the representations and warranties of Borrower set forth in the Credit Agreement and in this Amendment, Agent and Lenders hereby waive the Existing Default.  The foregoing is a limited, one time waiver and the execution and delivery of this Amendment does not constitute a waiver by Agent or any Lender of any other Default or Unmatured Default now or hereafter existing, or any other term or provision of the Loan Documents.  This Waiver does not (i) constitute a waiver of any term or provision of the Loan Documents, except as expressly set forth above, or (ii) except as expressly provided herein with respect to the Existing Default, constitute a waiver by Lender of any of its other rights or remedies under the Loan Documents (all such rights and remedies being expressly reserved), or (iii) establish a custom or a course of dealing or conduct between Agent, any Lender and Borrower.

8.          Conditions Precedent.  This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions precedent or concurrent (unless waived by Agent in writing):

             (a) Certain Documents.  Borrower shall have delivered to Agent all of the following, each duly executed and dated as of the date hereof and in form and substance acceptable to Agent:

(1)         Amendment.  Fully and duly executed counterparts of this Amendment in sufficient quantities to provide each party with an original of such counterpart, together with such other agreements, documents and instruments as reasonably required by Agent, duly executed by the respective parties thereto.

(2)         [Intentionally Omitted].

(3)         Resolutions and Corporate Documents.  A copy, duly certified by the secretary or an assistant secretary of Borrower, of (i) resolutions of Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Credit Agreement as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Amendment.

(4)         Incumbency Certificate.  If requested by Agent, a certificate of the secretary or an assistant secretary of Borrower certifying the names of Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

(5)         Additional Documents/Actions.  Such other documents as the Agent may reasonably require and all proceedings taken in connection with the transactions contemplated by this Amendment, and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

             (b)        No Default.  After giving effect to this Amendment and the waivers contained herein, no Unmatured Default or Default shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

             (c)         Guarantors Consent.  The Guarantors shall have consented hereto in the Consent and Reaffirmation attached hereto for such purpose below.

             (d)        Fees.  Concurrently with the execution and delivery of this Amendment, Borrower shall have paid to Agent for the ratable benefit of the Lenders a non-refundable extension fee in the amount of $56,250.00 representing 0.00125% of the Aggregate Commitment as amended hereby (the “Extension and Modification Fee”).  The Extension and Modification Fee shall be fully earned upon execution of this Amendment by the parties hereto.

9.          Miscellaneous.

             (a)         This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 8 hereof.

             (b)         Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the same as amended hereby.

             (c)         The Borrower agrees to pay on demand (i) all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Katten Muchin Zavis, counsel for the Agent, such payment to be made no later than 30 days following receipt of an invoice showing in reasonable detail and description the amounts therefor and (ii) the reasonable fees and expenses of Policano & Manzo, LLC no later than 10 days following receipt of an invoice showing in reasonable detail and description the amounts therefor.

             (d)         This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Eleventh Amendment to Credit Agreement and Loan Documents has been duly executed by each of the undersigned as of the day and year first set forth above.

ALTERNATIVE RESOURCES CORPORATION, a Delaware
corporation

By:

Name:

Its:

AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, as Agent and
individually as a Lender

By:

Name:

Its:

MELLON BANK, N.A., as a Lender

By:

Name:

Its:

HARRIS TRUST AND SAVINGS BANK, as a Lender

By:

Name:

Its:

FLEET NATIONAL BANK, as a Lender

By:

Name:

Its:

NATIONAL CITY BANK, as a Lender

By:

Name:

Its:

GUARANTORS’ REAFFIRMATION AND CONSENT

             The Undersigned have each heretofore executed and delivered to the Agent (defined below) and the Lenders a Guaranty in connection with the obligations and liabilities of Alternative Resources Corporation, a Delaware corporation (“Borrower”) arising in connection with that certain Credit Agreement by and among American National Bank and Trust Company of Chicago, as agent (“Agent”), and as the other Lenders a party thereto.  Each of the Undersigned hereby acknowledges that it has received and has read the Eleventh Amendment to Credit Agreement and Loan Documents dated as of May 18, 2001, consents thereto and to the transactions contemplated thereunder and confirms that its Guaranty and all of the Undersigned’s obligations thereunder remain in full force and effect in accordance with its terms.

ARC SOLUTIONS, INC. (formerly known as CGI Systems, Inc.)

By:

Name:

Its:

ARC SERVICE, INC.

By:

Name:

Its:

WRITERS, INC.

By:

Name:

Its:

ARC MIDHOLDING, INC.
(formerly known as CGI Corp.)

By:

Name:

Its: